Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces June 30, 2026 Financial Results and Declares Third Quarter 2026 Regular Dividend of $0.45 per Share

NEW YORK, NY, August 6, 2026 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the second quarter ended June 30, 2026.

QUARTERLY HIGHLIGHTS

•	Net investment income of $38.2 million, or $0.45 per share, as compared to $40.5 million, or $0.47 per share, for the quarter ended March 31, 2026;

•	Net asset value of $19.50 per share, as compared to $19.81 as of March 31, 2026;

•	Debt-to-equity was 1.21x as of June 30, 2026, as compared to 1.22x as of March 31, 2026;

•	New investment commitments of $95.0 million (net of any syndications), fundings of $146.2 million and sales and repayments of $240.5 million, resulting in net funded deployment of ($94.2) million;

•	The Company continued to ramp Capstone Lending LLC (“Capstone JV”). As of June 30, 2026, approximately 52.3% of the total capital commitments were called;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.45 per share to shareholders of record as of June 30, 2026; and

•	On April 23, 2026, the Company executed an amendment to the Truist Credit Facility, extending the termination date to April 2030 and the final maturity to April 2031.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
($ in thousands, except per share information)	June 30, 2026	March 31, 2026
Net investment income per share	$0.45	$0.47
Net realized and unrealized gains (losses) per share[1]	($0.36)	($0.52)
Earnings per share	$0.09	($0.05)
Regular dividend per share	$0.45	$0.45

[1]	Amount shown may not correspond for the period as it may include the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	June 30, 2026	March 31, 2026
Investments, at fair value	$3,554,287	$3,668,950
Total debt outstanding, at principal	$2,000,678	$2,064,010
Net assets	$1,647,868	$1,690,467
Net asset value per share	$19.50	$19.81
Debt to equity	1.21x	1.22x
Net debt to equity	1.17x	1.16x

RESULTS OF OPERATIONS

Total investment income for the quarter ended June 30, 2026 was $88.8 million, compared to $89.1 million for the quarter ended March 31, 2026. The modest decrease was primarily driven by the impact of positions placed on non-accrual, and partially offset by the impact of the Capstone JV.

Total net expenses for the quarter ended June 30, 2026 were $49.8 million, up from $47.7 million for the quarter ended March 31, 2026. The increase was primarily driven by higher interest and other financing expenses as well as a net increase in incentive fees in the quarter.

Net investment income for the quarter ended June 30, 2026 was $38.2 million, or $0.45 per share, compared to $40.5 million, or $0.47 per share, for the quarter ended March 31, 2026.

For the quarter ended June 30, 2026, net change in unrealized depreciation was $22.8 million and net realized losses were $7.4 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2026, the Company’s investment portfolio had a fair value of approximately $3.6 billion, comprised of 229 portfolio companies across 36 industries, with an average investment size of $15.5 million, or 0.4% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	June 30, 2026			March 31, 2026
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,414,546	$3,308,689	93.1%	$3,520,313	$3,439,360	93.8%
Second Lien Debt	77,453	72,603	2.0	82,095	72,397	2.0
Other Debt Investments	8,830	7,149	0.2	8,546	7,593	0.2
Equity	71,278	63,302	1.8	62,937	56,528	1.5
Investment in Joint Venture	104,532	102,544	2.9	94,532	93,072	2.5

Total	$3,676,639	$3,554,287	100.0%	$3,768,423	$3,668,950	100.0%

Investment activity was as follows:

Investment Activity:	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026
New investment commitments, at par (net of syndications)	$94,988	$144,889
Investment fundings	$146,236	$173,964
Number of new investment commitments in portfolio companies	3	7
Number of portfolio companies exited or fully repaid	1	7

Total weighted average yield of investments in debt securities at amortized cost and fair value was 9.1% and 9.4%, respectively, as of June 30, 2026, down from 9.3% and 9.5%, respectively, as of March 31, 2026. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of June 30, 2026, unchanged compared to March 31, 2026. As of June 30, 2026, certain investments in seven portfolio companies were on non-accrual status, representing approximately 2.9% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of June 30, 2026, the Company had total principal debt outstanding of $2,000.7 million, including $351.0 million outstanding in the Company’s BNP Funding Facility, $215.7 million outstanding in the Truist Credit Facility, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027, $350.0 million outstanding in the Company’s senior unsecured notes due May 2029, $350.0 million outstanding in the Company’s senior unsecured notes due May 2030 and $309.0 million outstanding in the Company’s inaugural CLO that closed in September 2025.

The combined weighted average interest rate on debt outstanding was 5.40% for the quarter ended June 30, 2026. As of June 30, 2026, the Company had $1,471.5 million of availability under its credit facilities and $71.6 million in unrestricted cash and short-term, liquid investments. Debt to equity was 1.21x and 1.22x as of June 30, 2026 and March 31, 2026, respectively.

SHARE REPURCHASES

For the three months ended June 30, 2026, the Company repurchased 831,486 shares at an average price of $15.06 per share.

JOINT VENTURE

The Company launched Capstone JV, a joint venture with an institutional investor with a substantially similar investment strategy as the Company. The Company and its joint venture partner agreed to contribute up to $200.0 million and $50.0 million, respectively, to Capstone JV. As of June 30, 2026, approximately 52.3% of the total capital commitments were called.

OTHER DEVELOPMENTS

•	On August 4, 2026, the Board declared a regular distribution of $0.45 per share, which is payable on or around October 23, 2026 to shareholders of record as of September 30, 2026.

•	Subsequent to quarter end, the Company successfully issued $350 million of 6.10% Notes due July 2031.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, August 7, 2026 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 800-330-6710

•	International: 1-213-279-1505

•	Passcode: 9670392

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors Sanna Johnson, Head of Investor Relations msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,537,851 and $3,833,800)	$3,418,959	$3,766,757
Non-controlled/affiliated investments, at fair value (amortized cost of $34,256 and $5,239)	32,784	4,789
Controlled/affiliated investments, at fair value (amortized cost of $104,532 and $0)	102,544	—
Total investments, at fair value (cost of $3,676,639 and $3,839,039)	3,554,287	3,771,546
Cash and cash equivalents (restricted cash of $8,600 and $3,820)	65,816	81,434
Investments in unaffiliated money market fund (cost of $14,357 and $12,976)	14,357	12,976
Deferred financing costs	18,914	16,874
Interest and dividend receivable from non-controlled/non-affiliated investments	23,670	26,332
Interest receivable from non-controlled/affiliated investments	146	89
Dividend receivable from controlled/affiliated investments	3,016	—
Receivable for investments sold/repaid	30,142	455
Other assets	391	10,390

Total assets	$3,710,739	$3,920,096

Liabilities
Debt (net of unamortized debt issuance costs of $9,288 and $10,545)	$1,981,897	$2,086,672
Distributions payable	38,103	43,222
Management fees payable	9,182	9,596
Income based incentive fees payable	6,518	7,281
Interest payable	18,776	20,945
Payable for investment purchased	11	—
Payable to affiliates (Note 3)	51	91
Accrued expenses and other liabilities	8,333	4,200

Total liabilities	2,062,871	2,172,007
Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 84,504,322 and 86,276,305 shares issued and outstanding)	85	86
Paid-in capital in excess of par value	1,740,413	1,767,623
Distributable earnings (loss)	(92,630)	(19,620)
Total net assets	$1,647,868	$1,748,089

Total liabilities and net assets	$3,710,739	$3,920,096

Net asset value per share	$19.50	$20.26

Consolidated Statements of Operations (Unaudited)

(In thousands, except share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$77,516	$93,752	$159,156	$188,693
Payment-in-kind income	4,842	3,815	8,893	8,003
Dividend income	1,742	650	2,674	1,244
Other income	1,353	1,175	2,476	2,870
From non-controlled/affiliated investments:
Interest income	179	44	279	70
Payment-in-kind income	88	72	141	86
Dividend income	27	—	27	—
Other income	11	—	11	—
From controlled/affiliated investments:
Dividend income	3,016	—	4,181	—

Total investment income	88,774	99,508	177,838	200,966

Expenses:
Interest and other financing expenses	32,018	34,707	62,683	68,886
Management fees	9,182	9,624	18,612	19,242
Income based incentive fees	6,518	9,279	12,318	19,122
Professional fees	1,716	1,698	3,190	3,306
Directors’ fees	130	130	259	259
Administrative service fees	61	85	122	145
General and other expenses	189	128	350	310

Total expenses	49,814	55,651	97,534	111,270

Management fees waiver (Note 3)	—	—	—	(641)
Incentive fees waiver (Note 3)	—	—	—	(375)

Net expenses	49,814	55,651	97,534	110,254

Net investment income (loss) before taxes	38,960	43,857	80,304	90,712

Excise tax expense	800	200	1,634	827

Net investment income (loss) after taxes	38,160	43,657	78,670	89,885

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	(7,407)	25	(20,580)	587
Foreign currency and other transactions	(24)	66	(22)	53

Net realized gain (loss)	(7,431)	91	(20,602)	640

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(21,915)	(7,751)	(51,621)	(24,899)
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	(351)	(2)	(1,023)	40
Net change in unrealized appreciation (depreciation) on controlled/affiliated investments	(527)	—	(1,987)	—
Translation of assets and liabilities in foreign currencies	(8)	101	(19)	100

Net unrealized appreciation (depreciation)	(22,801)	(7,652)	(54,650)	(24,759)

Net realized and unrealized gain (loss)	(30,232)	(7,561)	(75,252)	(24,119)

Net increase (decrease) in net assets resulting from operations	$7,928	$36,096	$3,418	$65,766

Earnings per share (basic and diluted)	$0.09	$0.41	$0.04	$0.75
Weighted average shares outstanding (basic and diluted)	84,754,809	87,189,801	85,262,160	87,798,346